UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 16, 2006

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

Fifth Street Towers, Suite 1360

150 South Fifth Street

Minneapolis, MN  55402

(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021

Registrant’s Telephone Number, including Area Code

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 16, 2006, MAIR Holdings, Inc. (“MAIR”) and Mesaba Aviation, Inc. (“Mesaba”), a wholly owned subsidiary of MAIR, filed their respective proofs of claim in Northwest Airlines, Inc.’s (“Northwest”) bankruptcy proceedings.  MAIR filed a proof of claim for approximately $31.7 million, plus other unliquidated amounts. MAIR’s claim is based on several legal theories, including fraud, negligent misrepresentation, breach of contract and fraudulent inducement.  The amount of MAIR’s claim reflects the capital contribution Northwest required MAIR to make to Mesaba prior to Northwest’s bankruptcy and certain costs MAIR has incurred due to Northwest’s missed payments to Mesaba and Mesaba’s subsequent bankruptcy.

Separately, Mesaba filed a proof of claim for approximately $250 million.  Mesaba’s proof of claim is based on breach of contract with respect to the Airline Services Agreement dated August 29, 2005 between Mesaba and Northwest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2006	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel

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